SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                           Nevada Holding Group, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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     to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is
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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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
                                                      NEVADA HOLDING GROUP, INC.
                                                      4729 LOMAS SANTE FE STREET
                                                    LAS VEGAS, NEVADA 89147-6028
                                                                  (702) 220-3120
                                                         EMAIL: MEINDERS@AOL.COM

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS
                                FEBRUARY 8, 2002

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Nevada Holding Group, Inc. (the "Company" or "NVHG") of proxies to be voted at the Special Meeting of Stockholders to be held on February 8, 2002, at 10:00 a.m. and at any adjournment thereof. The meeting will be held at the Company's office, located at 4729 Lomas Sante Fe Street, Las Vegas, Nevada 89147. This Proxy Statement and the accompanying form of proxy were first mailed to Stockholders on or about January 23, 2002. The Corporate By Laws require a 10-day written notice prior to a Special Meeting of the Stockholders. The purpose of the Special Meeting as set forth in the Proxy Statement is as follows:

     1. To approve the Company's planned acquisition of all of the issued and outstanding shares of Apollo Capital Corp. on a share for share exchange.

     2. To approve the severance pay to the resigning officers and directors of Nevada Holding Group, Inc.

     3. To elect a new Board of Directors and officers to serve until the next annual meeting of the stockholders and until their successors are elected and have qualified.

Due to the fact that this is a Special Meeting of the Stockholders, the meeting is limited to the items of business mentioned above. Any and all other matters must be addressed at the next annual meeting of the stockholders of the Company.

A stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by voting in person at the Special Meeting, by submitting another proxy bearing a later date or by giving notice in writing to the Secretary of the Company not later than the day prior to the Special Meeting. All proxies returned prior to the meeting will be voted in accordance with the instructions contained therein.

At the close of business on January 8, 2002, the record date for the Special Meeting, there were outstanding and entitled to vote 3,404,400 shares of Common Stock of the Company. The Company has no other outstanding voting securities. Each outstanding share of Common Stock is entitled to one vote. The Company does not permit stockholders with the right to vote cumulatively for any election. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting at the Company's principal executive offices, during normal business hours, at least ten days prior to the Special Meeting. The Bylaws of the Company require that a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the business at the Special Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

The Company is soliciting proxies to be voted at the Special Meeting of Stockholders to be held on February 8, 2002, at 10:00 a.m. and at any adjournment thereof, to approve the planned acquisition of Apollo Capital Corp. on a share for share exchange. The acquisition has a planned completion date within five days after shareholder approval. The Board of Directors and Shareholders of Apollo Capital Corp. have already approved the acquisition by the Company. In addition, the existing officers and directors of the Company
(NVHG) will resign and be replaced by the officers and directors of Apollo Capital Corp. The "Letter of Intent" includes the Company paying severance pay to the existing officers and directors of the Company upon their resignation.

As part of the plan to acquire Apollo Capital Corp. the existing shareholders of record of Nevada Holding Group, Inc. will be distributed shares of two companies that the Company is currently holding. This will provide the existing shareholders with a much larger distribution, due to the dilution required to complete the acquisition.

The Company currently is the record holder of 1,693,344 shares of Toyopia, Inc., a Nevada corporation. These shares will be distributed to the shareholders of record of Nevada Holding Group, Inc. on December 27, 2001. The Company will distribute the 1,693,344 shares of Toyopia, Inc. on the basis of 0.4974 shares of Toyopia, Inc. for every 1 share of Nevada Holding Group, Inc. Toyopia, Inc. is a non-reporting company at the present time. Toyopia, Inc. will file the registration statements required by the Securities and Exchange Commission to become a publicly traded company.

The Company currently is the record holder of 809,784 shares of Stars of Music, Inc., a Nevada corporation. These shares will be distributed to the shareholders of record of Nevada Holding Group, Inc. on December 27, 2001. The Company will distribute the 809,784 shares of Stars of Music, Inc. on the basis of 0.2378 shares of Stars of Music, Inc. for every 1 share of Nevada Holding Group, Inc. Stars of Music, Inc. is a non-reporting company at the present time. Stars of Music, Inc. will file the registration statements required by the Securities and Exchange Commission to become a publicly traded company.

In any business opportunity, the Company may become party to a merger, consolidation, joint venture, reorganization or licensing agreement with another corporation or entity. It may also purchase the stock or assets of an existing business. On the consummation of a transaction, it is possible that the present management and shareholders of the Company will not be in control of the company. In addition, a majority of all of the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that may develop in the Company's common stock may adversely affect the market for such securities.

The manner in which the Company participates in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the Company and other parties, the management of the target company and the relative negotiating strength of the Company and such other management.

As part of the Company's investigation, officers and directors of the Company may meet with management and key personnel of a target company, may visit and inspect facilities, obtain independent analysis or verification of certain information provided by such company, check references of management and key personnel and take other reasonable investigative measures to the extent that the Company's limited financial resources and management expertise allow. While the actual terms of a transaction to which the Company may be a party cannot be predicted, it is expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a "tax free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue code of 1954, as amended (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of all the classes of stock of the surviving entity. In such event, the shareholders of the Company would retain less than 20% of the issued and outstanding shares of the surviving entity, which could result in significant dilution in the percent of ownership of such shareholders.

The current officers and directors of the Company have acquired a minority position in Apollo Capital Corp. Melanie S. Meinders, Charles E. Jordan, Sr. and Venture Funding Group, Inc. have acquired equity positions in Apollo Capital Corp. of 1.28% of the issued and outstanding shares. These shares are restricted securities under Rule 144. Upon the completion of the acquisition of Apollo Capital Corp. these shareholders will become non-affiliated investors.

Pursuant to the terms of the "Letter of Intent" the Company will acquire 100% of the issued and outstanding shares of Apollo Capital Corp. This will require the Company to issue a total of 35,179,000 common shares, par value $0.001 per share, to the existing shareholders of Apollo Capital Corp. The existing shareholders would retain 8.82% of the issued and outstanding shares of the Company. In addition, the "Letter of Intent" calls for the payment of severance pay to Melanie S. Meinders, Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer of the Company in the amount of $12,000.00 and $6,000.00 to Charles E. Jordan, Sr., Secretary and Director of the Company. The "Letter of Intent" also provides for the officers and directors of Apollo Capital Corp. to be elected as the new Board of Directors and officers of Nevada Holding Group, Inc.

INFORMATION ABOUT APOLLO CAPITAL CORP.

Apollo Capital Corp. was incorporated under the laws of the State of Nevada on October 29, 2001. Apollo will acquire equity positions in start-up and existing companies that will provide the shareholders with potential for increases in their shareholder equity. Apollo will provide its acquired companies consulting services with regard to raising capital, equity formation, development of superior management teams, implementing successful marketing programs when appropriate and provide guidance in filing registration and financial statements. Apollo believes that this strategy provides the ability to significantly increase shareholder value, as well as provide capital to support the growth in Apollo's subsidiaries and investments. Apollo also envisions that it will promote opportunities for synergistic business relationships among the companies within its portfolio.

Apollo's mission is to acquire strategic positions in potentially profitable enterprises that will enhance the value of its holdings. Apollo has adopted a strategy of seeking companies that can offer unique opportunities for growth and profitability, providing significant gains to enhance shareholder value. Apollo is in a position to perform positively for its shareholders, which is its ultimate mission.

Apollo's principal business objective is to seek long-term growth potential in a business venture, as well as to seek immediate, short-term earnings. Apollo does not restrict its search to any specific business, industry or geographical location.

Apollo will seek business opportunities in firms that have recently commenced operations, or are developing or existing companies in need of additional capital for expansion into new products or markets. In some instances, a business opportunity may involve the acquisition of a company that does not need cash, but which desires to be part of a corporation with a public trading market for its stock. Apollo may, depending on its opportunities, purchase assets with its common stock, and establish a wholly owned subsidiary in various businesses or purchase existing businesses as subsidiaries. Apollo believes that this strategy provides the ability to significantly increase shareholder value, as well as provide capital to support the growth in Apollo's subsidiaries and investments.

Apollo's strategy also envisions and will promote opportunities for synergistic business relationships among the companies within its portfolio. This unique method of generating equity for its shareholders will focus on companies in all stages of development. Apollo does not restrict its search to any specific kind of business, but may acquire a venture that is in any stage of its corporate life, including, but not limited to; companies in the development stage and those already in operation.

APOLLO'S SERVICES

ACQUISITION/DUE DILIGENCE: These potential business partners or acquisitions will be put through a gauntlet of critique, scrutiny and due diligence in determining whether or not they are an appropriate candidate. If a candidate is successful, they will be recommended to the board of directors for development or acquisition.

OVERSIGHT MANAGEMENT OF ACQUIRED BUSINESSES: Apollo's management will be responsible for overseeing the management of the specific businesses acquired, in order to protect and nurture the investments of the shareholders. The management of the acquired companies will present monthly financial and operating statements to Apollo's management, to verify that the acquired businesses are adequately progressing through their business plans.

EVALUATION OF OPPORTUNITIES: Analysis of new business acquisitions will be undertaken by, or under the supervision of, the officers and directors of Apollo. In analyzing prospective business opportunities management considers such matters as the available technical, financial and managerial resources, working capital and other financial requirements, the prospects for the future, nature of present and expected competition, the quality and experience of management services that may be available and the depth of such management. Apollo may from time to time acquire the services of companies specializing in mergers and acquisitions to provide a continuous source of qualified candidates.

                                   COMPETITION

Apollo realizes it will face competition in terms of making acquisitions, but management feels that its unique market position allows it to target acquisition candidates whose needs are more immediate than can be met by other businesses offering similar services.

                             EXECUTIVE COMPENSATION

The officers and directors have agreed that they will not receive any salary or compensation for their services until such time as Apollo is profitable. After Apollo is profitable, the officers and directors will be retained under employment contracts containing adequate compensation and benefits to insure the proper growth and development of Apollo. All the employment agreements will be approved by the Board of Directors.

                                   MANAGEMENT

The following  sets forth  information  concerning the directors and officers of
Apollo:

         NAME                                    POSITIONS
         ----                                    ---------
     John M. King                 Chairman of the Board, Chief Executive
                                  Officer, President and Chief Financial Officer

     Bernadette Lindberg          Director and Secretary

Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. Officers are elected annually by the Board of Directors and hold office until such successors are duly elected and qualified. The following is a brief account of business experience of each director and executive officer of Apollo Capital Corp.

JOHN M. KING Mr. King has over twenty years experience in accounting and financial management. He has served as Controller and as corporate officer for several corporations. He has a history of analytical problem solving, coordinating projects and processes, attention to detail and research, which have led to improved efficiencies, maximization of current resources and significant contributions to the bottom line. Some of his professional accomplishments include: negotiation of cost-saving contracts; coordination of corporate relocations; negotiation of tax disputes; synchronization of procedures and controls; negotiation of favorable credit terms; and preparation of SBA loan packages. He holds a Masters of Business Administration degree from the University of St. Thomas in Houston, Texas. In addition, he holds Series 7, 66, and 31 securities licenses.

BERNADETTE LINDBERG Ms. Lindberg has held the positions of Administrative Assistant and Professional Staff Coordinator within the medical fields from 1981 through 1991, where she provided administrative support to the Hospital Administrator and Medical Director. Ms. Lindberg also has vast experience as an Executive Secretary / Assistant for TXU Communications from 1993 through 2001 where she has supported the CIO / Vice President of Human Resources, and the Director of Sales. Ms. Lindberg's positions have required handling and maintaining highly confidential information and records, as well as recording, preparing and processing executive meeting notes. Ms. Lindberg is proficient in the areas of preparing and processing business correspondence and statistical reports.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

Apollo is authorized to issue 100,000,000 shares of Common Stock with a par value of $0.001 per share.

Holders of Common Stock are entitled to one vote per share in each matter to be decided by stockholders. The Common Stock has no redemption provisions and the holders thereof have no preemptive rights. Holders of Common Stock are entitled to receive ratably such dividends, if any, as the Board of Directors may declare from time to time out of funds legally available thereof. The outstanding shares of Common Stock are fully paid and non-assessable.

                                 INDEMNIFICATION

NEVADA STATUTES

Section 78.751 of Nevada law authorizes a Nevada corporation to indemnify its officers and directors against claims or liabilities arising out of such person's conduct as officers and directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Apollo. The Articles of Incorporation provide for indemnification of the directors and officers of Apollo. In addition, Article IX of the By-Laws of Apollo provide for indemnification of the directors, officers, employees or agents of Apollo. In general, these provisions provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Apollo. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of Apollo pursuant to the foregoing provisions, or otherwise, Apollo has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Nevada's "Combination with Interested Stockholders Statute" and "Control Share Acquisition Statute" may have the effect of delaying or making it more difficult to effect a change in control of Apollo.

The Combination with Interested Stockholders Statute prevents an "interested stockholder" and an applicable Nevada corporation from entering into a "combination," unless certain conditions are met. A combination means any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of a corporation; (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of a corporation; or (iii) representing 10% or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10% or more of the voting shares of a corporation, or an affiliate or associate thereof. A corporation may not engage in a "combination" within three years after the interested stockholder acquires his shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares.

If approval is not obtained, after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

(i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; or (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher.

Nevada's Control Share Acquisition Statute prohibits an acquirer, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquirer obtains the approval of the target corporation's stockholders. The Control Share Acquisition Statue specifies three thresholds; one-fifth or more but less than one-third or more but less than a majority, and a majority or more, of the voting power of the corporation in the election of directors. Once an acquirer crosses on of the above thresholds, those shares acquired in such offer or acquisition and those shares acquired within the preceding ninety days become Control Shares and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Control Share Acquisition Statue also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares.

                                    DIVIDENDS

Holders of the shares of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available. Apollo has not paid any dividends on its Common Stock and intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and the financial condition of Apollo.

                                   LITIGATION

Apollo knows of no litigation pending, threatened or contemplated, or unsatisfied judgment against it, or any proceedings in which Apollo is a party. Apollo knows of no legal actions pending or threatened or judgment entered against any officer or director of Apollo in their capacity as such.

                              FINANCIAL ASSUMPTIONS
                                   DISCLAIMER

    THE INFORMATION CONTAINED IN THE FOLLOWING FINANCIAL PRO FORMAS OF APOLLO
                     CAPITAL CORP. ARE APPROXIMATE NUMBERS.

                              APOLLO CAPITAL CORP.
                             STATEMENT OF OPERATIONS
                           PRO FORMA FOR THE YEAR 2002
                                  (IN DOLLARS)



                                      1ST QUARTER    2ND QUARTER    3RD QUARTER    4TH QUARTER    YEAR 2002
                                      -----------    -----------    -----------    -----------    ---------
Revenues
Consulting Fees                                 0              0              0         10,000       10,000
Management Fees                            45,000         90,000        112,500        135,000      382,500
                                      -----------    -----------    -----------    -----------    ---------
TOTAL REVENUE                              45,000         90,000        112,500        145,000      392,500

COST OF GOODS SOLD
Document Preparation                            0              0         22,500         22,500       45,000
                                      -----------    -----------    -----------    -----------    ---------
TOTAL COST OF GOODS SOLD                        0              0         22,500         22,500       45,000
                                      -----------    -----------    -----------    -----------    ---------
GROSS PROFIT                               45,000         90,000         90,000        122,500      347,500

OPERATING EXPENSES
Advertising                                   150            150            150            150          600
Bank Charges                                   30             30             30             30          120
Depreciation                                    0              0              0              0            0
Filing Fees                                   800          1,200          1,200          1,600        4,800
Legal & Accounting                          1,500          3,000          3,000          4,500       12,000
License Fees                                  400            600            800            800        2,600
Meeting Expense                               500            500            500            500        2,000
Organization Expense                          605              0              0              0          605
Supplies                                      100            200            200            400          900
Transfer Agent Costs                            0              0          1,000              0        1,000
Telephone                                     600            800          1,200          1,500        4,100
Travel                                      1,000          1,000          1,000          1,000        4,000
Utilities                                       0            150            150            150          450
                                      -----------    -----------    -----------    -----------    ---------
TOTAL OPERATING EXPENSES                    5,685          7,630          9,230         10,630       33,175

                                      -----------    -----------    -----------    -----------    ---------
NET INCOME                                 39,315         82,370         80,770        111,870      314,325

Taxes (Estimated)                          11,795         24,711         24,231         33,561       94,298

                                      -----------    -----------    -----------    -----------    ---------
INCOME AFTER TAXES                         27,521         57,659         56,539         78,309      220,028
                                      ===========    ===========    ===========    ===========    =========

                                   ASSUMPTIONS

The financial forecast is management's estimate of the most probable results of operations for the projection period. Accordingly, the projections reflect management's judgment based on present circumstances of the most likely set of conditions and its most likely course of action. The assumptions disclosed herein are those that management believes are significant to the projection or are key factors on which the financial results of Apollo depend. The corporate income taxes are based upon an average tax rate of thirty percent (30%) of Apollo's net income.

                                                      NEVADA HOLDING GROUP, INC.
                                                      4729 LOMAS SANTE FE STREET
                                                    LAS VEGAS, NEVADA 89147-6028

                                LETTER OF INTENT

December 11, 2001

Apollo Capital Corp.
Mr. John M. King
Chief Executive Officer
3320 FM
Suite 359
Richmond, Texas 77469

     RE: PROPOSED EXCHANGE OF SHARES OF NEVADA HOLDING GROUP, INC., A NEVADA CORPORATION FOR 100% OF THE ISSUED AND OUTSTANDING SHARES OF
     APOLLO  CAPITAL  CORP.,  A NEVADA  CORPORATION,  ON A SHARE  FOR SHARE
     BASIS.

Dear Mr. King:

This Letter of Intent will reflect the mutual intent of Nevada Holding Group, Inc., a Nevada corporation and Apollo Capital Corp., a Nevada corporation, regarding the exchange of common shares of Nevada Holding Group, Inc. in exchange for all of the issued and outstanding common shares of Apollo Capital Corp., on a share for share basis.

As a result of the transactions ("Transactions") contemplated by this Letter of Intent, Nevada Holding Group, Inc. will acquire all of the outstanding shares of Apollo Capital Corp. upon the terms and conditions provided herein and any additional terms which will be set forth by mutual written consent of both corporations.

     1. CLOSING DATE. The Closing Date shall be January 2, 2002 or any date that is mutually agreed upon in writing by both corporations.

     2. ACQUISITION OF STOCK. On the date of closing of this transaction, Apollo Capital Corp. will transfer to Nevada Holding Group, Inc. all of its issued and outstanding shares in exchange for Common Shares of Nevada Holding Group, Inc. This exchange is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended and the Nevada Holding Group, Inc. Common Shares will be received on a tax-free basis.

     3. STOCK CONDITIONS. On the date of closing there shall be no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commissions obligating Apollo Capital Corp. to issue or transfer any additional shares of its capital stock of any class.

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
NEVADA HOLDING GROUP, INC.
LETTER OF INTENT
PAGE 2

     4. REGISTRATION STATEMENT. A registration statement will be filed with the Securities and Exchange Commission to register the shares of Nevada Holding Group, Inc. that are issued to acquire Apollo Capital Corp. utilizing this Letter of Intent. Upon the completion of the registration statement and legal opinion provided by counsel, free trading shares would become available.

     5. FINDERS FEES. Both Nevada Holding Group, Inc. and Apollo Capital Corp. agree that finders fees are not owed on this transaction. Both parties hereby indemnify and hold harmless the other party from any such obligation.

     6. BOARD OF DIRECTORS. The Board of Directors and officers of Nevada Holding Group, Inc. will resign upon the completion of the acquisition of Apollo Capital Corp. The Board of Directors and officers of Apollo Capital Corp. will be appointed the Board of Directors and officers of Nevada Holding Group, Inc.

     7. SEVERANCE PAY OF EXISTING OFFICERS AND DIRECTORS. The resigning officers and directors of Nevada Holding Group, Inc. will receive severance pay for their services. Melanie S. Meinders will receive $12,000.00 for her services as Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer since the Company's inception on October 28, 1999. Mr. Charles E. Jordan, Sr. will receive $6,000.00 for his services as a Director and Secretary of the Company since December 22, 2000. These officers and directors have not received any salary for their services from the Company.

     8. SHAREHOLDER APPROVAL. The acquisition of Apollo Capital Corp. by Nevada Holding Group, Inc. is subject to the approval by the shareholders of Nevada Holding Group, Inc. and Apollo Capital Corp.

     9. ONE INSTRUMENT. This Letter of Intent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NEVADA HOLDING GROUP, INC.
LETTER OF INTENT
PAGE 3

     10. BINDING EFFECT. The parties intend to proceed with the transactions contemplated herein. Each party shall promptly notify the other of its progress on the matters specified herein.

Sincerely,

/s/ Melanie S. Meinders

Melanie S. Meinders
Chief Executive Officer
Nevada Holding Group, Inc.


APPROVED AND AGREED to this 11th day of December 2001.


By: /s/ John M. King
    ----------------
Mr. John M. King
Chief Executive Officer
Apollo Capital Corp.

                                  OTHER MATTERS

This is a Special Meeting of Stockholders of Nevada Holding Group, Inc. and any the only matters that will be presented for consideration are outlined in this Proxy.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE PROVIDED FOR THAT PURPOSE AND ADDRESSED TO NEVADA HOLDING GROUP, INC., 4729 LOMAS SANTE FE STREET, LAS VEGAS, NEVADA 89147. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

By Order of the Board of Directors

/s/ Melanie S. Meinders

Melanie S. Meinders
Chairman of the Board


/s/ Charles E. Jordan, Sr.

Charles E. Jordan, Sr.,
Secretary

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                                       OF

                           NEVADA HOLDING GROUP, INC.


KNOWN ALL MEN BY THESE PRESENTS, that I am the owner of __________ Common Shares of Nevada Holding Group, Inc. and I hereby appoint and constitute ______________________________, my true and lawful attorney and proxy with full power of substitution and revocation, to attend and represent me at the Special Meeting of shareholders of the Corporation to be held on February 8, 2002 and for and on my behalf to vote on any questions, proposition or resolution, of any other matter that may come before the meeting or any adjournment thereof upon which I would be entitled to vote if personally present.

This  proxy  shall  be  void  if  I  personally   attend  the  Special  Meeting.
Stockholders are cordially invited to attend the meeting in person. However, even if you do plan to attend the meeting, please complete, sign and date enclosed proxy card and return it without delay in the enclosed postage paid envelope. If you do attend the meeting, you may withdraw your proxy and vote personally on each matter brought before the special meeting.

IN WITNESS  WHEREOF,  I have  executed  this proxy on the ______ day of ________
2002.


                                        ----------------------------------------
                                        Stockholder

                                                      NEVADA HOLDING GROUP, INC.
                                                      4729 LOMAS SANTE FE STEEET
                                                    LAS VEGAS, NEVADA 89147-6028
                                                                  (702) 22O-3120
                                                         EMAIL: MEINDERS@AOL.COM

                             INSTRUCTIONS FOR PROXY

Dear Shareholder:

The following instructions are provided for your guidance in completing the enclosed proxy statement. Please indicate your desire and return with the signed Proxy for Special Meeting of Stockholders in the enclosed postage paid envelope. Please initial in the proper space to record your vote.

                       ACQUISITION OF APOLLO CAPITAL CORP.

You are requested to cast your vote for the approval of the Company's planned acquisition of Apollo Capital Corp. Please indicate your preference in the appropriate space.

           ___ FOR THE ACQUISITION           ___ AGAINST THE ACQUISITION


                            APPROVAL OF SEVERANCE PAY

You are requested to cast your vote for the approval of the severance pay to the existing officers and directors of Nevada Holding Group, Inc. Please indicate your preference in the appropriate space.

           ___ FOR THE SEVERANCE PAY         ___ AGAINST THE SEVERANCE PAY


                       ELECTION OF NEW BOARD OF DIRECTORS

You are requested to cast your vote for the new Board of Directors. Please indicate your preference in the appropriate space.

           ___ FOR NEW BOARD OF DIRECTORS    ___ AGAINST NEW BOARD OF DIRECTORS

THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.